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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101026) pertaining to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan dated June 14, 2004, with respect to the financial statements and supplemental schedule of The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP New York, New York June 30, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM